NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE

CONTACT:
Elizabeth Goode, Director Corporate Development
(661) 295-5600, ext. 2632
goodee@3dsystems.com



         3D SYSTEMS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2003 RESULTS
              FOURTH QUARTER REVENUES UP 10% VERSUS THE PRIOR YEAR
         ACHIEVING SECOND HIGHEST REVENUE QUARTER IN COMPANY'S HISTORY

     VALENCIA, Calif., March 10, 2004 - 3D Systems Corporation (Nasdaq: TDSC) announced today that its revenues grew 10.0% to $35.2 million in the fourth quarter of 2003 compared to the 2002 period, reversing five previous quarters of year-over-year revenue declines. Product revenues were essentially flat in the fourth quarter of 2003 while service revenues increased by $2.9 million, or 36.5%. Gross profit as a percentage of revenue rose modestly to 42.7% in the fourth quarter of 2003 from 42.5% in the prior-year period.

     Loss from operations was $4.0 million in the fourth quarter of 2003 compared to $2.7 million in the prior-year period. Loss from operations in the 2003 period included $5.8 million of costs arising from the following items:

     o Cost of sales included $0.3 million attributable to a change in accounting principle related to the discontinuance of the unit-of-production method of amortization for one of the Company's patent licenses.

     o Selling, general and administrative expenses included $4.7 million of additional legal fees arising from the Company's change in accounting principle to expense rather than capitalize legal fees incurred in defense of its patent rights.


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3D SYSTEMS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2003 RESULTS
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     o    Selling, general and administrative expenses also included $0.8 million of expenses arising from the write-down of some of the intangible assets of OptoForm Sarl, which the Company had acquired in 2001.

     Net loss available to common shareholders for the quarter was $12.0 million, or $0.93 per fully diluted share, compared with $15.7 million, or $1.24 per fully diluted share, in the prior-year period. In addition to the costs mentioned above, the Company's net loss included a $7.0 million, net of taxes, non-cash charge arising from the cumulative effect of the two changes in accounting principles discussed above. Net loss available to common shareholders before the cumulative effect of the changes in accounting principles discussed above was $4.6 million or $0.38 per fully diluted share.

     Operating results improved before giving effect to the items discussed above.

     Consolidated revenues for the full year of 2003 were $110.0 million, a decrease of 5.1% compared to $116.0 million in 2002. The decrease in revenue in 2003 was primarily the result of an $8.3 million decrease in systems revenue, partially offset by a $2.0 million increase in service revenue and a $0.4 million increase in materials revenue. Revenues in 2003 included a favorable effect of $3.4 million in foreign currency translation.

     Gross profit as a percentage of revenue was 39.2% in 2003 versus 40.2% in 2002. Operating loss for 2003 declined 30.1% to $15.0 million, including the $5.8 million of costs discussed above. Net loss available to common shareholders was $26.9 million or $2.10 per fully diluted share compared to $14.9 million or $1.16 per fully diluted share in the prior year. Net loss available to common shareholders before the cumulative effect of the changes in accounting principles discussed above was $19.0 million or $1.55 per fully diluted share.

     "In the fourth quarter of 2003, 3D Systems delivered solid operating improvements," said Abe Reichental, 3D Systems' Chief Executive Officer. "Among these were a return to sales growth, positive operating cash flow and a significantly strengthened balance sheet, which included a $24.0 million cash balance at year-end. Additionally, during the past several months, we have settled a number of lawsuits thus enabling us to focus more closely on our business.

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3D SYSTEMS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2003 RESULTS
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     "Going into the new year, we are positioning the Company for long-term sustained performance with renewed emphasis on improving our customers' bottom lines," continued Reichental. "To ensure that we execute against our strategic priorities, we have realigned and strengthened our management team and launched numerous growth initiatives and cost-reduction programs. During the fourth quarter, we successfully introduced the InVision(TM) 3-D printer, our new economically priced third-generation MJM printer for concept modeling and design communication applications. Net sales of the InVision 3-D printer as well as several other new products introduced in the fourth quarter were not material to our operating results.

     "In connection with our year-end audit, we decided to change two accounting principles to more preferable methods, and recorded an asset impairment of certain intangibles related to an earlier acquisition. We believe we are building momentum on several fronts for an improved 2004," concluded Reichental.

     3D Systems will discuss fourth-quarter and full-year 2003 results on a conference call and audio webcast to be held at 4:30 p.m. EST (1:30 p.m. PST) today.

     FOURTH QUARTER BUSINESS HIGHLIGHTS:

     o As part of the Company's strategic initiatives, four new products were introduced in the latter part of 2003: Amethyst(TM)SL material, primarily for jewelry manufacturers for direct investment casting in precious metals; the InVision(TM)3-D printer, the Company's new economically priced third-generation MJM printer using hot-melt ink-jet technology; LaserForm(TM)A6 material for producing steel-tool products; and hardware and software upgrades that enable customers of our Vanguard(TM)systems to increase the output of their systems. Net sales of these new products were not material to the Company's results of operations in the year ended December 31, 2003. The Company also announced the planned introduction of its Bluestone(TM)SL engineered composite material for exceptional stiffness and strength. Plans to introduce other products under development have been accelerated.

     o Several outstanding lawsuits have been settled. Most notably, the litigation between the Company and EOS GmbH was settled early in February 2004. Under the terms of that settlement, the Company and EOS waived all claims for damages with respect to their pending disputes and litigation and licensed various patents to each other. As part of that settlement, EOS is to pay the Company certain royalties for its patent license, and the Company expects to

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3D SYSTEMS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2003 RESULTS
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          begin selling under its own brand certain laser sintering equipment and related products under an OEM supply agreement with EOS. In addition, the Company settled its lawsuits with Regent Pacific Management Corporation and E. James Selzer, former 3D Systems' Chief Financial Officer.


     o The company was recently able to remedy certain covenant defaults under an agreement with Wells Fargo Bank relating to a letter of credit that supports the industrial development bonds on our Grand Junction Colorado facility. On March 4, 2004, we entered into an amendment to the reimbursement agreement relating to the letter of credit with Wells Fargo which states that the company is no longer in default of its financial covenants and is no longer required to replace the Wells Fargo letter of credit or to retire the $1.2 million of the industrial development bonds. As part of this agreement the Company and Wells Fargo agreed to amend certain criteria used to measure compliance with these covenants.

     3D SYSTEMS' COMPLETE SUITE OF CUSTOMER SOLUTIONS INCLUDES:

     o MULTI-JET MODELING TECHNOLOGY ("MJM") OR 3-D PRINTING uses hot-melt jetting technology to print three-dimensional physical parts by accumulating proprietary solid imaging materials ("SIMs"), in successive layers, dispensed by a print head comprising large numbers of jets oriented in linear arrays. MJM technology is the basis of our affordable three-dimensional solutions for printing any three-dimensional part from digital data.

     o STEREOLITHOGRAPHY OR SLA(R)SYSTEMS use an ultraviolet laser to convert liquid photosensitive resins into solid cross-sections, layer by layer, until the desired objects are complete. Our SLA(R)systems are capable of making multiple parts at the same time and are designed to produce prototype or end use parts that have a wide range of sizes and shapes. An SLA(R)system can make scale models in a single build session or, alternatively, are able to produce full-scale portions of large objects in successive build sessions, which are then joined together.

     o SELECTIVE LASER SINTERING OR SLS(R) SYSTEMS use heat from a carbon dioxide laser to melt and fuse, or sinter, powdered materials into solid cross-sections, layer-by-layer, until the desired parts are complete. SLS(R) systems can create parts from a variety of plastic and metal powders and are capable of processing multiple parts in a single build session. While the maximum part size from a single build is currently limited by the size of the equipment models, customers routinely create larger parts by joining together multiple sections.

     o MATERIALS. As part of our integrated systems approach to our customers, we blend, market and distribute consumable material products under a variety of brand names that we sell for use in all of our solid imaging systems. These

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3D SYSTEMS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2003 RESULTS
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          products include proprietary resin materials used in our
          stereolithography and multi-jet modeling product line, engineered wax-based plastics used in our multi-jet modeling line, and specialty powders used in our selective laser sintering product line. The family of engineered products are designed for use with our systems and processes to produce high-quality models, prototypes and parts. We market our stereolithography products under the Accura(R) brand, our selective laser sintering products under the DuraForm(TM), LaserForm(TM) and CastForm(TM) brands, and our multi-jet modeling products under the ThermoJet(R) and VisiJet(R) brands.

     o SOFTWARE. To deliver total system integration, we provide to our customers part-preparation software for personal computers and engineering workstations. This unique package is designed to enhance the interface between digital data and our solid imaging systems. Digital data, such as solid CAD/CAM, is converted within the software utility. Depending on the specific software package, the object can be viewed, rotated, scaled and model structures added. Our proprietary software package generates the information to be used by the SLS(R) system, SLA(R)system or MJM system to create the solid images. In addition, we team up with other software companies, where appropriate, to develop complementary software for our systems.

     o SERVICES. We provide on a global basis a comprehensive suite of services and field support to our customers ranging from applications development to installation, warranty and maintenance services.

     BROAD APPLICATIONS AND END-USES:

     o CONCEPT MODELING, THREE-DIMENSIONAL PRINTING: Solid imaging solutions are used for concept-modeling and three-dimensional printing applications, to produce three-dimensional shapes, primarily for visualizing and communicating mechanical design applications as well as for other applications including supply-chain management, architecture, art, surgical medicine, marketing and entertainment.

     o RAPID PROTOTYPING: Solid imaging solutions are used for rapid prototyping applications, in among other ways, to generate product concept models, functional prototypes and master-casting and tooling patterns that are often used as an efficient, cost-effective means of evaluating product designs.

     o INSTANT MANUFACTURING: Solid imaging solutions are used for instant manufacturing applications to manufacture end-use parts. Directly from a digital image, our instant manufacturing customers produce end-use parts without the


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3D SYSTEMS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2003 RESULTS
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          need for expensive tooling or molds and without lengthy set-ups resulting in significant flexibility and mass customization capabilities.


     CONFERENCE CALL AND AUDIO WEBCAST DETAILS

     3D Systems will hold a conference call and audio webcast to discuss its fourth-quarter and full-year 2003 financial results today at 4:30 p.m. EST (1:30 p.m. PST).

     o To access the Conference Call, dial 877/613-8341 (or 706/679-7620 from outside the United States). A recording will be available two hours after completion of the call for seven days. To access the recording, dial 800/642-1687 (or 706/645-9291 from outside the United States) and enter 5401584, the conference call ID number.

     o To access the audio webcast log on to the 3D Systems' website at: www.3dsystems.com. The link to the webcast is provided on the homepage of the website. To ensure timely participation and technical capability, we recommend logging on a few minuets prior to the Conference Call to activate your participation. The webcast will be available for replay at:
          http://www.3dsystems.com/company/investor/index.asp

     FORWARD-LOOKING STATEMENTS

     Certain statements made by the company in this release are forward-looking statements. These statements include comments as to the company's beliefs and expectations as to future events and trends affecting the company's business. These forward-looking statements are based upon management's current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors stated under the heading "Forward-Looking Statements" in management's discussion and analysis of results of operations and financial condition, which appear in the company's most recent Quarterly Report on Form 10-Q as well as other factors, could cause actual results to differ materially from such statements.

     ABOUT 3D SYSTEMS (NASDAQ: TDSC)

     Founded in 1986, 3D Systems(R), the solid imaging company(SM), provides solid imaging products and systems solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented proprietary technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.


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3D SYSTEMS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2003 RESULTS
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     More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, ext. 2882 (or 661/295-5600, ext. 2882 from outside the
United States), or via email at moreinfo@3dsystems.com.



The 3D logo, 3D Systems, SLA, SLS, ThermoJet and Accura are registered trademarks and SLS, InVision, Amethyst, Bluestone, DuraForm, LaserForm and CastForm are trademarks of 3D Systems. "the solid imaging company" is a service mark of 3D Systems, Inc. All other product names or services mentioned are trademarks or registered trademarks of their respective companies.


                                 Tables Follow:


                             3D SYSTEMS CORPORATION
                 Condensed Consolidated Statements of Operations
         For the Three Months and Years Ended December 31, 2003 and 2002
                    (in thousands, except per share amounts)
                                    UNAUDITED


                                                                   THREE MONTHS ENDED                           YEAR ENDED
                                                                      December 31                               DECEMBER 31

                                                                          2003            2002            2003           2002

Revenue:
   Products                                                            $ 24,398        $ 24,081        $ 73,084       $ 81,039
   Services                                                              10,795           7,909          36,931         34,922
                                                                  --------------   -------------   -------------   ------------
     Total Revenue                                                       35,193          31,990         110,015        115,961

Cost of Sales
   Products                                                              13,113          12,354          39,818         43,398
   Services                                                               7,035           6,044          27,055         25,942
                                                                  --------------   -------------   -------------   ------------
     Total Cost of Sales                                                 20,148          18,398          66,873         69,340
                                                                  --------------   -------------   -------------   ------------
Gross profit                                                             15,045          13,592          43,142         46,621
                                                                  --------------   -------------   -------------   ------------
Operating expenses:
   Selling, general and administrative                                   17,144          13,258          48,643         48,331
   Research and development                                               1,851           3,022           9,031         15,366
   Severance and other restructuring costs                                    -               3             442          4,354
                                                                  --------------   -------------   -------------   ------------
     Total operating expenses                                            18,995          16,283          58,116         68,051
                                                                  --------------   -------------   -------------   ------------
Loss from operations                                                     (3,950)         (2,691)        (14,974)       (21,430)

Interest and other expense, net                                             621             994           2,902          2,991
Gain on arbitration settlement                                                -               -               -         18,464
                                                                  --------------   -------------   -------------   ------------

Loss before provision for income taxes                                   (4,571)         (3,685)        (17,876)        (5,957)
Provision for (benefit from) income taxes                                    (2)         12,035           1,107          8,909
                                                                  --------------   -------------   -------------   ------------
Net loss before cumulative effect of
   changes in accounting principles                                      (4,569)        (15,720)        (18,983)       (14,866)

Cumulative effect on prior years (to December, 2002)
   of expensing legal fees as incurred and change in
   amortization method for patents and license costs                     (7,040)              -          (7,040)             -

                                                                  --------------   -------------   -------------   ------------
Net loss                                                                (11,609)        (15,720)        (26,023)       (14,866)

Preferred stock dividend                                                    349               -             867              -
                                                                  --------------   -------------   -------------   ------------
Net loss income available to common shareholders                      $ (11,958)      $ (15,720)      $ (26,890)     $ (14,866)
                                                                  ==============   =============   =============   ============

Shares used to calculate basic and fully diluted net loss
   available to common shareholders per share                            12,890          12,705          12,782         12,837
                                                                  ==============   =============   =============   ============
Basic and fully diluted net loss available to common
   shareholders before cumulative effect of changes in
   accounting principles, per share                                     $ (0.38)        $ (1.24)        $ (1.55)       $ (1.16)
Cumulative effect on prior years (to December 31, 2002) of
   changes in accounting principles per share                             (0.55)              -           (0.55)             -
                                                                  --------------   -------------   -------------   ------------
Basic and fully diluted net loss available to common
   shareholders, per share                                              $ (0.93)        $ (1.24)        $ (2.10)       $ (1.16)
                                                                  ==============   =============   =============   ============


                             3D SYSTEMS CORPORATION
                      Condensed Consolidated Balance Sheets
                        As of December 31, 2003 and 2002
                                 (in thousands)
                                    UNAUDITED



         ASSETS                                                          2003                  2002
                                                                ---------------------   ------------------
Current Assets:
Cash and cash equivalents                                                   $ 23,954              $ 2,279
Deposits                                                                         553                    -
Accounts receivable, net                                                      22,773               27,420
Current portion of lease receivables                                             111                  322
Inventories, net                                                               9,694               12,564
Prepaid expenses and other current assets                                      2,087                3,687
                                                                ---------------------   ------------------
    Total current assets                                                      59,172               46,272

Property and equipment, net                                                   11,455               15,339
Licenses and patent costs, net                                                 7,150               14,960
Lease receivables, less current portion                                          233                  553
Acquired technology, net                                                       5,498                7,647
Goodwill                                                                      44,900               44,456
Restricted cash                                                                1,200                    -
Other assets, net                                                              1,857                3,006
                                                                ---------------------   ------------------
                                                                           $ 131,465            $ 132,233
                                                                =====================   ==================

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Line of credit                                                                $ -              $ 2,450
   Current portion of long-term debt                                             165               10,500
   Accounts payable                                                            7,299               10,830
   Accrued liabilities                                                        16,466               15,529
   Customer deposits                                                             771                  801
   Deferred revenues                                                          15,648               14,770
                                                                ---------------------   ------------------
     Total current liabilities                                                40,349               54,880

   Long-term debt, less current portion                                        3,925                4,090
   Convertible subordinated debentures                                        32,704               10,000
   Other liabilities                                                           2,579                3,397
                                                                ---------------------   ------------------
     Total liabilities                                                        79,557               72,367

Series B convertible redeemable preferred stock                               15,210                    -

Stockholders' equity:
   Common stock, authorized 25,000 shares, issued and
     outstanding 12,903 (2003) and  12,725 (2002)                                 13                   13
   Capital in excess of par value                                             85,588               84,931
   Notes receivable from employees for purchases of stock                        (19)                 (59)
   Treasury stock,  at cost                                                      (45)                   -
   Preferred stock dividend                                                     (867)                   -
   Accumulated deficit in earnings                                           (47,442)             (21,419)
   Accumulated other comprehensive loss                                         (530)              (3,600)
                                                                ---------------------   ------------------
     Total stockholders' equity                                               36,698               59,866
                                                                ---------------------   ------------------
                                                                           $ 131,465            $ 132,233
                                                                =====================   ==================

                             3D SYSTEMS CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                 For the Years Ended December 31, 2003 and 2002
                                 (in thousands)
                                    UNAUDITED

                                                                                       2003                  2002
                                                                               ---------------------   ------------------
Cash flows from operating activities:
Net loss                                                                                  $ (26,023)           $ (14,866)
    Adjustments to net loss:
          Deferred income taxes, net of allowances                                                -                7,813
          Gain on arbitration settlement                                                          -              (20,310)
          Cumulative effect of changes in accounting principles                               7,040                    -
          Write-off of intangible assets of OptoForm Sarl                                       847                    -
          Depreciation and amortization                                                       8,427                9,902
          Adjustments for accounts receivable and inventory reserves                          2,745                3,527
          Loss on property and equipment                                                        386                  263
          Stock compensation expense                                                          1,316                   64
          Changes in operating assets and liabilities:
               Deposits                                                                        (553)                   -
               Accounts receivable                                                            6,792                8,524
               Lease receivables                                                                  9                1,373
               Inventories                                                                    2,345                7,088
               Other assets                                                                   3,182                 (711)
               Accounts payable                                                              (3,818)              (2,575)
               Other liabilities                                                             (1,513)               1,222
                                                                               ---------------------   ------------------
Net cash provided by operating activities                                                     1,182                1,314
                                                                               ---------------------   ------------------
Cash used in investing activities:
               Acquisitions                                                                       -               (3,319)
               Additions to licenses and patents                                               (760)              (4,724)
               Purchase of property and equipment                                              (874)              (3,210)
               Proceeds from the sale of property and equipment                                  53                  602
               Software development costs                                                      (550)                (364)
                                                                               ---------------------   ------------------
Net cash used in investing activities                                                        (2,131)             (11,015)
                                                                               ---------------------   ------------------

Cash provided by financing activities:
               Exercise of stock options and purchase plan                                      361                1,052
               Net proceeds from sale of common stock                                             -               12,492
               Net proceeds from sale of preferred stock                                     15,178                    -
               Net proceeds from convertible debt issuance                                   22,108                  400
               Net borrowings/(repayments) under line of credit                              (2,450)              44,164
               Repayment of long-term debt                                                  (10,500)             (52,450)
               Payment of preferred stock dividends                                            (641)                   -
               Stock registration costs                                                        (276)                   -
               Restricted cash                                                               (1,200)                   -
               Payments under obligations to former RPC stockholders                           (351)                   -
               Repayment of notes receivable from employees                                       -                  185
                                                                               ---------------------   ------------------
Net cash provided by financing activities                                                    22,229                5,843
Effect of exchange rate on cash                                                                 395                  189
                                                                               ---------------------   ------------------
Net increase (decrease) in cash                                                              21,675               (3,669)

Cash and cash equivalents at beginning of period                                              2,279                5,948
                                                                               ---------------------   ------------------
Cash and cash equivalents at end of period                                                 $ 23,954              $ 2,279
                                                                               =====================   ==================
